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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2002
                                                          ---------------

                           IMAGE SENSING SYSTEMS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Minnesota
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                 (State or Other Jurisdiction of Incorporation)

        0-26056                                           41-1519168
- ------------------------                       ---------------------------------
(Commission file number)                       (IRS employer identification no.)

 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104
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          (Address of Principal Executive Offices, Including Zip Code)

                                 (651) 603-7700
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

     On January 7, 2002, Image Sensing Systems, Inc., a Minnesota corporation (the "Company"), purchased all of the shares, par value HK$1.00 per share (each, a "Share"), then held by the minority shareholders of the Company's subsidiary Flow Traffic Limited ("Flow Traffic"), a company incorporated in the Hong Kong Special Administrative Region of the People's Republic of China. The purchase was made in accordance with the Shares Sale and Purchase Agreement dated November 28, 2001, as amended on December 31, 2001 (the "Agreement"), among the Company and the minority shareholders of Flow Traffic. Prior to this purchase, the Company owned six Shares of Flow Traffic, and the minority shareholders collectively owned four Shares of Flow Traffic.

     The Company agreed to pay the following amounts to the minority shareholders as consideration for their Shares:

     o    Cash payments at the time of purchase totaling US$250,000.

     o Additional payments totaling $450,000, payable at any time between April 1, 2003 and April 30, 2003 upon the request of the minority shareholders, which payments are secured by letters of credit drawn in favor of the minority shareholders and expiring on April 30, 2003.

     o Non-interest bearing notes, maturing on January 7, 2007, in the aggregate principal amount of US$250,000, and convertible into an aggregate of 100,000 shares of Company common stock, par value $.01 per share. The holders may demand payment for their notes at any time after April 1, 2003. The notes may be prepaid by the Company at any time during calendar year 2002 for their aggregate principal amount of $250,000 and without penalty or additional fees, or may be prepaid by the Company at any time after April 1, 2003, for the aggregate principal amount of $250,000 plus additional payments totaling $50,000. If not converted or paid by January 7, 2007, each note will be redeemed by the Company on that date for its principal amount. Each note also provides that if the note is converted into shares of Company common stock, the Company will register such shares with the U.S. Securities and Exchange Commission, if so requested by the holder.

     In addition to the foregoing consideration, if Flow Traffic achieves an audited net profit before tax of HK$1,418,000 (approximately US$181,795) or greater for fiscal year 2002, the Company will make an additional cash payment totaling US$100,000 to the minority shareholders, payable within 10 days after completion of Flow Traffic's annual audit.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMAGE SENSING SYSTEMS, INC.

                                       By: /s/ Jeffrey M. Martin
                                           ---------------------------------
                                           Jeffrey M. Martin
                                           Chief Financial Officer

Dated: January 28, 2002

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